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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2006

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events.

a.  International Barrier Technology Inc., a manufacturer of proprietary fire resistant building materials, is pleased to report record July revenue and July shipments.  The sales revenue of $730,368 attained in July 2006 was 43% higher relative to the 2005 revenue of $511,488.  For further information, refer to the press release attached as Exhibit #99.1.

b.  International Barrier Technology Inc. (the "Company") announces that it will be extending the term of 1,253,000 share purchase warrants issued pursuant to a private placement for an additional two years from their current expiry date of August 19, 2006 to a new expiry date of August 19, 2008.  The extension of the term of these warrants is subject to (1) the approval of disinterested shareholders at the Company’s next annual general meeting, and (2) regulatory approval.  For further information, refer to the press release attached as Exhibit #99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1

Press Release, August 15, 2006

99.2.

Press Release, August 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006         International Barrier Technologies Inc.

                                             (Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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